FOR IMMEDIATE RELEASE
October 27, 2004

For further information contact:
Ralph A. Fernandez
Senior Vice President and Chief Financial Officer
Synergy Financial Group, Inc.
(800) 693-3838, extension 3292

                          Synergy Financial Group, Inc.
                     Announces Third Quarter, 2004 Earnings

Cranford,  New Jersey,  October 27,  2004 - John S. Fiore,  President  and Chief
Executive Officer of Synergy Financial Group, Inc. (Nasdaq: SYNF) (the "Company"), the holding company of Synergy Bank and Synergy Financial Services, Inc., today announced net income for the three-month period ended September 30, 2004 of $1.1 million, or $0.10 per basic and $0.09 per diluted share, based on weighted average basic and diluted shares of 11,496,365 and 11,743,123, respectively. This represents an increase of $355,000, or 48.0 percent, from $739,000, or $0.23 per basic and diluted share for the same three-month period last year, based on weighted average basic and diluted shares of 3,234,025 and 3,266,038, respectively. Net income for the nine-month period ended September 30, 2004 was $3.0 million, or $0.28 per basic and $0.27 per diluted share, based on weighted average basic and diluted shares of 10,886,342 and 11,113,381, respectively. This represents an increase of $707,700, or 30.8 percent, from $2.3 million, or $0.71 per basic and diluted share, for the same nine-month period of 2003, based on weighted average basic and diluted shares of 3,234,116 and 3,239,900, respectively. Per share data for the three- and nine-month periods ended September 30, 2003 are dissimilar, as the Company did not complete its second-step conversion from the mutual holding company form of organization to a full stock corporation until January 20, 2004.

Total assets reached $837.8 million on September 30, 2004, an increase of 33.3 percent, or $209.2 million, from $628.6 million on December 31, 2003. Net loans increased 19.6 percent, or $85.0 million, to $519.6 million on September 30, 2004, from $434.6 million on December 31, 2003. On September 30, 2004, total loans were comprised of 25.1 percent in

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single-family real estate loans, 21.6 percent in home equity loans, 24.8 percent in non-residential and multi-family mortgage loans, 25.9 percent in consumer loans and 1.8 percent in commercial and industrial loans. At the end of the second quarter of 2004, Synergy Bank expanded its lending product line to include commercial and industrial loans via the addition of two experienced lenders who were previously employed by a local commercial bank. As a result, the Company expects to experience an increase in this loan category in future periods.

On September 30, 2004, the allowance for loan and lease losses was $4.1 million, or 0.79 percent of total loans, compared to $3.3 million, or 0.75 percent of total loans, on December 31, 2003. Non-performing assets to total assets was
0.04 percent on September 30, 2004, down from 0.08 percent on December 31, 2003.

Between December 31, 2003 and September 30, 2004, investment securities increased $105.1 million, or 66.9 percent, from $157.0 million to $262.0 million. The increase is primarily the result of investing the net capital received of $69.2 million from the Company's second-step stock offering that was completed on January 20, 2004.

During the quarter ended September 30, 2004, the Company invested $10.0 million in bank-owned life insurance. The return on this investment is utilized to fund the cost of officer benefit plans. The Company's investment in bank-owned life insurance totaled $12.5 million on September 30, 2004.

Deposits reached $522.4 million on September 30, 2004, an increase of $48.8 million, or 10.3 percent, from the $473.5 million reported on December 31, 2003. Core deposits, consisting of checking, savings, and money market accounts, represented 55.1 percent of total deposits on September 30, 2004, up from 54.3 percent on December 31, 2003. During the same period, borrowings increased $132.8 million, or 182.2 percent, to $205.7 million on September 30, 2004.

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Stockholders'  equity  totaled $105.7 million on September 30, 2004, an increase of 158.3 percent, or $64.8 million, from $40.9 million on December 31, 2003. As stated above, the Company raised net capital of $69.2 million via a second-step stock offering that was completed on January 20, 2004. On September 29, 2004, the Company's Board of Directors declared a quarterly cash dividend of $0.04 per common share, consistent with the prior quarterly dividend. The dividend is payable on October 28, 2004 to stockholders of record on October 14, 2004.

Net interest income for the three months ended September 30, 2004 was $6.0 million, compared to $4.5 million for the same period last year, an increase of
33.0 percent. For the nine months ended September 30, 2004, net interest income increased 22.0 percent, to $17.2 million from $14.1 million for the same period in 2003.

Other expenses increased $1.1 million, or 28.9 percent, for the three months ended September 30, 2004, to $4.9 million, from $3.8 million for the same period one year ago. For the nine months ended September 30, 2004, other expenses increased $1.9 million, or 16.3 percent, to $13.4 million. The increase was primarily attributable to wages and benefits associated with the Company's growth strategy, as well as to equity-based employee compensation plans.

About Synergy Financial Group, Inc.

Synergy Financial Group, Inc. is the holding company for Synergy Bank and Synergy Financial Services, Inc. The Company is a financial services company that provides a diversified line of products and services to individuals and small- to mid-size businesses. Synergy offers consumer banking, mortgage lending, commercial banking, consumer finance, Internet banking, and financial services through a network of 18 branch offices located in Middlesex, Monmouth, Morris, and Union counties New Jersey.

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Forward-Looking Statements

This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts.

When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. We do not undertake to update any forward-looking statement that may be made by the Company from time to time.

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                 SYNERGY FINANCIAL GROUP, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                 (In thousands)

                                                             September 30,    December 31,
                                                                 2004             2003
                                                              (unaudited)       (audited)
                                                              -----------       ---------
Assets:
Cash and amounts due from banks                             $     4,750       $     4,481
Interest-bearing deposits with banks                              3,750             2,811
                                                            -----------       -----------
Cash and cash equivalents                                         8,500             7,292
Investment securities available-for-sale,
   at fair value                                                146,151           123,779
Investment securities held-to-maturity (fair
   value of $116,618 and $33,216, respectively)                 115,888            33,214
Federal Home Loan Bank of New York
   stock, at cost                                                10,506             3,644
Loans receivable, net                                           519,575           434,585
Accrued interest receivable                                       2,774             2,021
Property and equipment, net                                      17,083            17,620
Cash surrender value of bank-owned life insurance                12,525             2,475
Other assets                                                      4,778             3,988
                                                            -----------       -----------
     Total assets                                           $   837,780       $   628,618
                                                            ===========       ===========

Liabilities:
Deposits                                                    $   522,358       $   473,535
Federal Home Loan Bank advances                                 205,675            72,873
Advance payments by borrowers
   for taxes and insurance                                        1,496             1,582
Accrued interest payable on advances                                395               119
Stock subscriptions payable                                           -            38,322
Dividend payable                                                    492                 -
Other liabilities                                                 1,650             1,259
                                                            -----------       -----------
     Total liabilities                                          732,066           587,690
                                                            -----------       -----------
Commitments and contingencies                                         -                 -

Stockholders' equity:
Preferred stock; $.10 par value, 5,000,000 shares
   authorized; issued and outstanding - none                          -                 -
Common stock; $.10 par value, 20,000,000 shares
   authorized; issued September 30, 2004 - 12,452,011,
   December 31, 2003 - 3,344,252                                  1,245               334
Additional paid-in-capital                                       86,063            15,008
Retained earnings                                                29,913            27,858
Unearned ESOP shares                                             (6,131)           (1,009)
Unearned RSP compensation                                        (3,594)           (1,011)
Treasury stock acquired for the RSP                              (1,503)             (103)
Accumulated other comprehensive
   income (loss), net of taxes                                     (279)             (149)
                                                            ------------      -----------
     Total stockholders' equity                                 105,714            40,928
                                                            -----------       -----------
Total liabilities and stockholders' equity                  $   837,780       $   628,618
                                                            ===========       ===========

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                 SYNERGY FINANCIAL GROUP, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                      (In thousands, except per share data)


                                                                   For the Three Months           For  the Nine Months
                                                                    Ended September 30,            Ended September 30,
                                                                    -------------------            -------------------
                                                                     2004         2003            2004          2003
                                                                  (unaudited)  (unaudited)     (unaudited)   (unaudited)
                                                                  -----------  -----------     -----------   -----------
Interest income:
   Loans, including fees                                          $   7,278     $  6,351         $  20,647    $  18,882
   Investment securities                                              2,463          882             5,626        3,173
   Other                                                                 42           11                88          104
                                                                  ---------     --------         ---------    ---------
     Total interest income                                            9,783        7,244            26,361       22,159
                                                                  ---------     --------         ---------    ---------
Interest expense:
   Deposits                                                           2,329        2,288             6,615        6,785
   Borrowed funds                                                     1,432          441             2,538        1,266
                                                                  ---------     --------         ---------    ---------
     Total interest expense                                           3,761        2,729             9,153        8,051
                                                                  ---------     --------         ---------    ---------
     Net interest income before provision for loan losses             6,022        4,515            17,208       14,108
                                                                  ---------     --------         ---------    ---------
Provision for loan losses                                               429          253             1,133          723
                                                                  ---------     --------         ---------    ---------
     Net interest income after provision for loan losses              5,593        4,262            16,075       13,385
                                                                  ---------     --------         ---------    ---------
Other income:
   Service charges and other fees on deposit accounts                   556          479             1,604        1,211
   Net gain on sale of loans                                              -           18                 -           18
   Net gain on sale of investments                                       38          148                38          148
   Commissions                                                          153           38               186           89
   Other                                                                205           89               336          352
                                                                  ---------     --------         ---------    ---------
     Total other income                                                 952          772             2,164        1,818
                                                                  ---------     --------         ---------    ---------
Other expenses:
   Salaries and employee benefits                                     2,687        2,021             7,180        5,710
   Premises and equipment                                               939          903             2,854        2,851
   Occupancy                                                            490          458             1,436        1,422
   Professional services                                                156           86               403          362
   Advertising                                                          241          226               603          584
   Other operating                                                      384          105               974          633
                                                                  ---------     --------         ---------    ---------
     Total other expenses                                             4,897        3,799            13,450       11,562
                                                                  ---------     --------         ---------    ---------
     Income before income tax expense                                 1,648        1,235             4,789        3,641
                                                                  ---------     --------         ---------    ---------
Income tax expense                                                      554          496             1,780        1,339
                                                                  ---------     --------         ---------    ---------
     Net income                                                   $   1,094     $    739         $   3,009    $   2,302
                                                                  =========     ========         =========    =========

Per share of common stock:
   Basic earnings per share                                       $    0.10     $   0.23         $    0.28    $    0.71
   Diluted earnings per share                                     $    0.09     $   0.23         $    0.27    $    0.71

Basic weighted average shares outstanding                        11,496,365    3,234,025        10,886,342    3,234,116
Diluted weighted average shares outstanding                      11,743,123    3,266,038        11,113,381    3,239,900

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